UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2012

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NY	10018
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Forme

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 14, 2012, Dice Holdings, Inc. (the “Company”), Dice Inc. and Dice Career Solutions, Inc. (collectively, the “Borrowers”), as borrowers, entered into a Credit Agreement (the “Credit Agreement”) among the various lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent,  and Keybank National Association, as documentation agent, with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybank National Association as joint lead arrangers.  The Borrowers’ obligations under the Credit Agreement are guaranteed by three of the Company’s wholly-owned subsidiaries, JobsintheMoney.com, Inc., Targeted Job Fairs, Inc. and Rigzone.com, Inc., and secured by substantially all of the assets of the Borrowers and the guarantors and stock pledges from certain of the Company’s foreign subsidiaries.

The Credit Agreement provides for a revolving facility of $155 million maturing on June 14, 2017.  The Borrowers borrowed $16.5 million under the Credit Agreement to repay in full all outstanding indebtedness under the Existing Credit Agreement (as described in Item 1.02 below), to pay related transaction costs and for working capital purposes.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a Eurocurrency rate or base rate plus a margin.  The margin ranges from 1.75% to 2.50% on Eurocurrency loans and 0.75% to 1.50% on base rate loans, determined by the Company’s most recent consolidated leverage ratio.  The revolving loans may be prepaid at any time without penalty (subject to break funding payments, if applicable).

The Credit Agreement contains various customary affirmative and negative covenants and also contains certain financial covenants, including a consolidated leverage ratio and a consolidated interest coverage ratio.  Negative covenants include restrictions on incurring certain liens; making certain payments, like stock repurchases and dividend payments; making certain investments; making certain acquisitions; and incurring additional indebtedness. The Credit Agreement also provides that the payment of obligations may be accelerated upon the occurrence of customary events of default, including, but not limited to, non-payment, change of control, or insolvency.

The foregoing description of the Credit Agreement is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the actual agreement which will be filed within the time period prescribed by the SEC rules and regulations.

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 14, 2012, the Company used $14.2 million of the proceeds from the Credit Agreement to repay in full all outstanding indebtedness, including interest and fees, under the Credit Agreement (the “Existing Credit Agreement”), dated as of July 29, 2010 (as amended from time to time), by and among Dice Holdings, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, JobsintheMoney.com, Inc. ,Targeted Job Fairs, Inc. and Rigzone.com, Inc. as guarantors, the lenders from time to time party thereto and Bank of America, N.A,. as administrative agent for the lenders.  The Existing Credit Agreement was terminated upon repayment of the outstanding indebtedness.

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above with respect to the entry into the Credit Agreement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: June 18, 2012	By:	/s/ Michael P. Durney
		Name:	Michael P. Durney
		Title:	Senior Vice President, Finance and Chief Financial Officer